EXHIBIT 21.1

KIRBY CORPORATION
CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT

Domicile of Incorporation
KIRBY CORPORATION – PARENT AND REGISTRANT	Nevada

SUBSIDIARIES OF THE PARENT AND REGISTRANT
Kirby Corporate Services, LLC	Delaware
KIM Holdings, Inc.	Delaware
Kirby Terminals, Inc.	Texas
Sabine Transportation Company	Delaware
AFRAM Carriers, Inc.	Delaware
Kirby Engine Systems, Inc.	Delaware
Kirby Tankships, Inc.	Delaware
Kirby Ocean Transport Company	Delaware
Kirby Offshore Marine, LLC	Delaware
K Equipment, LLC	Texas

CONTROLLED CORPORATIONS
KIM Partners, LLC (Subsidiary of KIM Holdings, Inc.)	Louisiana
Kirby Inland Marine, LP (KIM Holdings, Inc. 1% General Partner, KIM Partners, LLC 99% Limited Partner)	Delaware
Greens Bayou Fleeting, LLC (51%)	Texas
Dixie Carriers, Inc. (subsidiary of Kirby Inland Marine, LP)	Texas
Marine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)	Louisiana
Engine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)	Delaware
Osprey Line, L.L.C. (66 2/3%)	Texas
United Holdings LLC (subsidiary of Kirby Engine Systems, Inc.)	Delaware
United Engines LLC (subsidiary of United Holdings LLC)	Colorado
UE Powertrain GP LLC (subsidiary of United Holdings LLC)	Texas
UE Manufacturing LLC (subsidiary of United Holdings LLC)	Colorado
Compression Systems LLC (subsidiary of United Holdings LLC)	Colorado
Thermo King of Houston, LP (subsidiary of United Holdings LLC)	Texas
San Antonio Thermo King, Inc. (subsidiary of Thermo King of Houston, LP)	Texas
UE Powertrain LP (subsidiary of United Holdings LLC and UE Powertrain GP LLC)	Texas
Kirby Offshore Marine Operating, LLC (subsidiary of Kirby Offshore Marine, LLC)	Delaware
Kirby Offshore Marine Hawaii, LLC (subsidiary of Kirby Offshore Marine Operating, LLC)	Delaware
Kirby Offshore Marine Pacific, LLC (subsidiary of Kirby Offshore Marine Operating, LLC)	Delaware
Kirby Offshore Marine, Inc. (subsidiary of Kirby Offshore Marine Operating, LLC)	Delaware
Inversiones Kara Sea SRL (subsidiary of Kirby Offshore Marine Operating, LLC)	Venezuela
K-Sea Canada Holdings, Inc. (subsidiary of Kirby Offshore Marine, Inc.)	Delaware
K-Sea Canada Corp. (subsidiary of K-Sea Canada Holdings, Inc.)	Nova Scotia
Penn Maritime Inc. (subsidiary of Kirby Offshore Marine, LLC)	Delaware
Hollywood Marine, No. 3 Ltd (subsidiary of Kirby Inland Marine, LP)	Texas
Hollywood Chem 107, Ltd (90.8%)	Texas
Hollywood Chem 108, Ltd (93.1%)	Texas
Hollywood Marine 1004-7, Ltd (90.8%)	Texas
Hollywood Marine 1008-14, Ltd (93.1%)	Texas
Hollywood Marine 3009-14, Ltd (93.1%)	Texas
Hollywood/Texas Olefins, Ltd (50%)	Texas